Exhibit 99.1

Paul R. Lucchese, Esq.
Candela Corporation
(508) 358-7400, Ext. 310
paul.lucchese@candelalaser.com

CANDELA TO SEEK STOCKHOLDER APPROVAL

PRIOR TO CERTAIN ISSUANCES OF PREFERRED STOCK

WAYLAND, MA, December 5, 2008 —  Candela Corporation (NASDAQ: CLZR) announced today that, if its stockholders authorize the proposed amendment to its certificate of incorporation to authorize blank-check preferred stock at Candela’s annual meeting of stockholders on December 12, 2008, then Candela will not issue any shares of preferred stock having rights, preferences, or privileges superior to its common stock without the prior approval of Candela’s common stockholders (other than any issuance of preferred stock pursuant to the terms of a stockholders rights plan, if any, whereby the rights to purchase preferred stock would have been distributed to Candela’s common stockholders on a pro rata basis in accordance with the terms of any such plan).  Candela also confirmed that it does not presently have any intention, plan, understanding, arrangement, or agreement to issue any shares of preferred stock.

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Additional Information and Where to Find It:  On November 12, 2008, Candela Corporation filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to Candela’s annual meeting of stockholders on December 12, 2008.  On or about November 12, 2008, Candela began mailing to its stockholders the definitive proxy statement and the accompanying annual report for the fiscal year ended June 28, 2008.  Candela’s stockholders are urged to read the definitive proxy statement and the accompanying annual report because they contain important information about Candela (including information regarding the proposed amendment to authorize blank-check preferred stock and information about Candela’s directors and executive officers), the annual meeting of stockholders, and the matters upon which stockholders will act at the annual meeting of stockholders.

Candela files annual, quarterly and current reports, proxy statements and other information with the SEC.  Candela’s filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov.  Stockholders and investors may also read and copy any document that Candela files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Stockholders and investors can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Stockholders and investors may request a copy of any of these documents at no cost (other than an exhibit to the filing unless Candela has specifically incorporated that exhibit by reference into the filing), by telephoning Candela at 508-358-7400 or by writing to Candela at the following address:

Candela Corporation

530 Boston Post Road

Wayland, Massachusetts 01778

Attention: Paul R. Lucchese, Secretary

About CANDELA:  Candela Corporation manufactures and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, Candela markets and services its products in 86 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 20 years ago, and currently has an installed base of over 13,500 systems worldwide. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement:  Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela Corporation’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. These statements include declarations regarding our or our management’s beliefs and current expectations.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements.  The risks and uncertainties that may affect forward-looking statements include, among others: the availability of, and our ability to successfully implement strategic and operational alternatives, the pendency of re-examinations of the ‘844 Patent and the ‘568 Patent before the PTO, our alleged infringement of the ‘844 Patent and the ‘568 Patent, the validity of the ‘844 Patent and the ‘568 Patent, our expected legal expenses, our exploration of strategic and operational alternatives, the expected recovery of our industry, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock, the cancellation or deferral of customer orders, the risk of a material adverse judgment or increased litigation-related expenses  in pending litigation matters, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.